UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2022

STONEMOR INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39172 (Commission file number)	80-0103152 (I.R.S. Employer Identification No.)

3331 Street Road, Suite 200 Bensalem, Pennsylvania (Address of principal executive offices)	19020 (Zip Code)

(215) 826-2800

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	STON	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The Merger Agreement

Agreement and Plan of Merger

On May 24, 2022, StoneMor Inc., a Delaware corporation (the “Company”), Axar Cemetery Parent Corp., a Delaware corporation (“Parent”), and Axar Cemetery Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein and in accordance with the General Corporation Law of the State of Delaware, as amended (the “DGCL”), the Company, Parent and Merger Sub intend to enter into a transaction pursuant to which Merger Sub will be merged with and into the Company (the “Merger,” and, collectively with the other transactions contemplated in the Merger agreement, the “Transactions”), with the Company surviving the Merger and becoming a wholly-owned subsidiary of Parent as a result of the Merger.

Merger Consideration

At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time, other than any Excluded Shares and any Dissenting Shares (as such terms are defined in the Merger Agreement), will be converted into the right to receive $3.50 in cash per Share without interest (the “Merger Consideration”). All Shares that are converted into the right to receive the Merger Consideration will no longer be outstanding and will be automatically cancelled and cease to exist as of the Effective Time. All Excluded Shares that are held by the Company will be automatically cancelled and cease to exist as of the Effective Time, without any conversion thereof and no payment or distribution will be made with respect thereto. All Excluded Shares that are Axar Shares and that are issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation (as such term is defined in the Merger Agreement). “Axar Shares” means Shares held by any of Parent, AC Holdings, Merger Sub, any other direct or indirect Subsidiary of Parent or any Axar Vehicle (as such term is defined in the Merger Agreement).

At the Effective Time, (i) outstanding Company Phantom Units (as such term is defined in the Merger Agreement) will be canceled and converted into the right to receive an amount in cash equal to the product of the Merger Consideration times the number of Shares subject to the award, and (ii) outstanding Company Restricted Shares (as such term is defined in the Merger Agreement) awarded under the Company Equity Plan will vest in full and be converted into the right to receive the Merger Consideration under the same terms and conditions as apply to the receipt of the Merger Consideration by holders of Shares generally.

With respect to Company Options subject to Company Employee Option Awards (as such terms are defined in the Merger Agreement), (A) 50% of the Company Options will be canceled in consideration for the right to receive a lump sum cash payment with respect thereto equal to the product of: (1) the excess, if any, of the Merger Consideration over the applicable exercise price of the applicable Company Employee Option Award, times (2) the number of Shares subject to such Company Options that are cancelled, less any required withholding taxes; and (B) the remaining Company Options will be assumed by Parent and converted into fully vested options to purchase (on the same terms and conditions as were applicable to such Company Options pursuant to the Company Equity Plan and the Company Employee Option Award prior to the Effective Time) that number of Parent Shares equal to the number of Shares subject to such Company Option immediately prior to the Effective Time with an exercise price equal to the exercise price applicable to such Company Option immediately prior to the Effective Time divided by the Option Exchange Ratio (as defined in the Merger Agreement).

The Merger Agreement was entered into following receipt of a proposal from Axar (as such term is defined in the Merger Agreement) on September 22, 2021 (the “Proposal”), in which Axar expressed interest in pursuing discussions concerning strategic alternatives that might be beneficial to the Company and its various stakeholders. After receiving the Proposal, the Board of Directors of the Company (the “Board”) authorized the Conflicts Committee of the Board (the “Conflicts Committee”), consisting entirely of independent directors, to engage in the discussions contemplated by the Proposal, including the authority to engage in discussions concerning and to negotiate the terms and provisions of strategic alternatives. The Conflicts Committee engaged separate financial and legal advisors and over the course of the last several months has negotiated the terms and conditions of Axar’s proposal to acquire all outstanding shares not owned by Axar and its Affiliates (as such term is defined in the Merger Agreement). At a meeting held on May 21, 2022, the Conflicts Committee approved the Merger Agreement in substantially the form subsequently executed and, based on the opinion of its independent financial advisor, Kroll, LLC, operating through its Duff & Phelps Opinions Practice (“Duff & Phelps”), concluded that the consideration payable in the Merger is fair, from a financial perspective, to the Company and its stockholders (other than the holders of the Excluded Shares and Insider Shares, as “Insider Shares” is defined in the Merger Agreement) and unanimously recommended to the Board that it approve the Merger Agreement and the Merger.

The Board, acting on the unanimous recommendation of the Conflicts Committee, (i) determined that the Merger Agreement and the Transactions are fair to, and in the best interest of, the Company and its stockholders, (ii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Transactions and (iii) resolved to recommend that the stockholders of the Company tender their Shares to Purchaser pursuant to the Offer. All of the directors of the Company approved the transaction other than Andrew Axelrod, who was not present at the meeting.

Stockholders of the Company will be asked to vote to approve and adopt the Merger Agreement at a stockholders’ meeting that will be held on a date to be announced. A condition to the consummation of the Merger is the approval and adoption of the Merger by the affirmative vote of (i) the holders of at least a majority of the issued and outstanding Shares and (ii) the holders of at least a majority of the issued and outstanding Shares other than the Axar Shares and the Shares held by the Board and the officers of the Company and their respective immediate family members (clauses (i) and (ii), the “Requisite Company Vote”), in each case in accordance with the Company’s certificate of incorporation and bylaws and Delaware law.

Representations, Covenants and Conditions to Closing

The Merger Agreement includes certain representations, warranties and covenants of the Company, on one hand, and Parent and Merger Sub on the other, including certain restrictions with respect to the Company’s business between the date of the Merger Agreement and the consummation of the Merger.

The Company, Parent and Merger Sub also agreed to use their respective reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions. The Company, Parent, and Merger Sub also agreed, upon request by any other party, to furnish such other party with all information concerning itself, its Affiliates, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement (as defined in the Merger Agreement), the Schedule 13E-3 or any other statement, filing, notice or application made by or on behalf of Parent, Merger Sub, the Company or any of their respective Affiliates to any third party or any Governmental Authority (as defined in the Merger Agreement) in connection with the Merger and the other Transactions.

Go-Shop Period

The Company has agreed to a period (the “Go-Shop Period”) commencing on the date of the Merger Agreement and ending 60 days thereafter (the “Go-Shop Period End Date”), during which time the Company and its representatives, acting at the direction and under the supervision of the Conflicts Committee, may solicit Competing Transactions (as defined in the Merger Agreement) and share information with potential bidders. After the Go-Shop Period End Date, the Company must cease discussions with other parties regarding a transaction except for Excluded Parties. “Excluded Parties” means third parties that have, prior to such date, made a bona fide written proposal for a Competing Transaction that the Conflicts Committee determines in good faith on or prior to the Go-Shop Period End Date, after consultation with its financial advisor and outside legal advisors, constitutes or is reasonably likely to result in a Superior Proposal (as defined in the Merger Agreement). The Company must, within two days of the Go-Shop Period End Date, provide a list of Excluded Parties to Parent with the current terms of any acquisition proposal. After the Go-Shop Period End Date, the Company will not be permitted to solicit potential bidders, except that discussions with Excluded Parties may continue.

No Solicitation

The Company has also agreed that after the Go-Shop Period End Date, the Company will, and will cause each of the Company Subsidiaries and each of its and their Representatives to, immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any Third Party (as defined in the Merger Agreement), other than Excluded Parties, relating to any Competing Transaction or any inquiry, discussion, offer or request that could reasonably be expected to lead to a Competing Transaction. Additionally, the Company will, as promptly as possible, request each Third Party (other than any Excluded Party) that has previously executed a confidentiality or similar agreement in connection with its consideration of a Competing Transaction to return to the Company or destroy any non-public information previously furnished or made available to such person or any of its Representatives by or on behalf of the Company or its Representatives in accordance with the terms of the confidentiality agreement in place with such person.

Pursuant to the Merger Agreement, “Superior Proposal” means: a written, bona fide offer that did not result from a breach of the Merger Agreement made by a person with respect to a Competing Transaction that the Conflicts Committee determines, in its good faith judgement (after (a) consultation with its financial advisor and outside legal counsel and (b) taking into consideration all terms and conditions relating to such offer, including all legal, financial, regulatory and other aspects of such offer, including the likelihood and timing of consummation thereof, the identity of the person or group making the offer and any revisions to Axar’s offer made or proposed in writing pursuant to the Merger Agreement), to be more favorable to the Company and the stockholders (other than the holders of the Excluded Shares) from a financial point of view than the Merger. For purposes of the definition of “Superior Proposal,” each reference to “10%” or “20%”, as the case may be, in the definition of “Competing Transaction” is replaced with “50%”. For a Competing Transaction to constitute a Superior Proposal: (i) such Competing Transaction must not be subject to a financing condition; (ii) the Conflicts Committee must have reasonably concluded that the Person making such offer has the financial wherewithal (together with up to $10,000,000 in cash of the Company) necessary to perform its obligations thereunder and to consummate the transactions contemplated thereby (including the financial wherewithal to comply and/or cause the Company to comply with its obligations under Section 5.14 of the Indenture (as such term is defined in the Merger Agreement) in connection therewith); and (iii) any financing required by such Person in connection with the Competing Transaction is then supported by financing commitments that, if executed in connection with definitive documentation for a transaction, would be sufficient for such purposes.

Termination

The Merger Agreement contains certain termination rights for both the Company and Parent and Merger Sub. The Company will pay Parent a termination fee equal to 4% of the aggregate value of the Shares not owned by Axar Vehicles if: Parent terminates due to a Company breach of the Go-Shop or No Solicitation provisions; after the end of the Go-Shop Period, the Company terminates to enter into a Superior Proposal (as defined in the Merger Agreement) that Parent supports; or either party terminates, and, within six months thereafter, the Company enters into a Competing Transaction (as defined in the Merger Agreement) in which Axar participates. Further, the Company will pay Parent a 50% termination fee (i.e., equal to 2% of the aggregate value of the non-Axar shares) if: before the end of the Go-Shop Period, the Company terminates to enter into a Superior Proposal that Parent supports; or the Company terminates due to a Change in Company Recommendation in connection with an Intervening Event. No Termination Fee is payable if the Company terminates the Merger Agreement upon a change in recommendation in connection with a Superior Proposal that is not supported by Parent.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1, and the terms of the Merger Agreement is incorporated herein by reference. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the dates specified therein. The assertions embodied in those representations, warranties and covenants were made, or will be made, for purposes of the contracts among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreements. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the disclosure letter delivered by the Company and not filed publicly and which may be subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. The Company does not believe that the disclosure letter contains information that is material to an investment decision. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective affiliates.

Equity Commitment Letter and Parent Shareholders Agreement

Simultaneously with the Merger Agreement, Parent and certain affiliates of Axar agreed to fund Parent with $98,000,000 for Parent to satisfy its payment obligations at closing. The Company, as an express third-party beneficiary, will be entitled to enforce such obligation. The obligation to fund the equity commitment is conditioned upon: (a) the satisfaction in full or waiver by Parent and Merger Sub of each of the conditions to Parent’s and Merger Sub’s obligations contained in the Merger Agreement to consummate the merger; and (b) the substantially concurrent consummation of the merger pursuant to the terms of the Merger Agreement.

In connection with Transactions, a shareholders agreement will be entered into by Axar and all other shareholders of Parent, including any participant who acquires shares of Parent common stock pursuant to an outstanding stock option award agreement granted under the StoneMor Amended and Restated 2019 Long-Term Incentive Plan that is assumed by Parent.

Simultaneously with the execution and delivery of the Merger Agreement, the Axar Vehicles will enter into a limited guarantee pursuant to which, among other things, the Axar Vehicles have agreed to guarantee certain potential payment obligations of Parent and Merger Sub subject to the terms and conditions of such limited guarantee.

Voting Agreement

The Company is a party to a Nomination and Director Voting Agreement dated as of September 17, 2018 (as amended on February 4, 2019, June 27, 2019, November 3, 2020, November 20, 2020 and April 13, 2021, the “DVA”) with Axar, certain funds and managed accounts for which it serves as investment manager and its general partner, Axar GP, LLC (collectively, the “Axar Entities”), StoneMor GP Holdings LLC, a Delaware limited liability company and formerly the sole member of StoneMor GP (“GP Holdings”), and Robert B. Hellman, Jr., as trustee under the Voting and Investment Trust Agreement for the benefit of American Cemeteries Infrastructure Investors LLC (“ACII” and, collectively with GP Holdings, the “ACII Entities”). Under the DVA, and subject to certain conditions and exceptions, the Axar Entities and their affiliates are prohibited from acquiring additional shares of the Company’s Common Stock. The restrictions in the DVA do not apply to the Merger or the Transactions.

Item 7.01	Regulation FD Disclosure.

On May 25, 2022, the Company issued a press release announcing the execution of the Merger Agreement (the “Press Release”) and related transactions. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1 incorporated by reference herein, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing made by the Company pursuant to the Securities Act or the Exchange Act, other than to the extent that such filing incorporates any or all of such information by express reference thereto.

Additional Information about Where to Find It

The Transactions have not been commenced. The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between StoneMor Inc. (the “Company”), Axar Cemetery Parent Corp., a Delaware corporation (the “Parent”), and Axar Cemetery Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (the “Merger Sub”). In connection with this proposed business combination, Company intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement or other materials Company files with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF PARTNER ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement (when available) will be mailed to stockholders of Company. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents the Company files with the SEC will also be available free of charge on the Company’s internet website at http://www.stonemor.com or by contacting the Company’s Corporate Secretary at ltruj@stonemor.com or (215) 826-2800.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “forecast,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “poised,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including: important factors, including risks relating to, among others: risks related to the Company’s ability to complete the merger transaction on the proposed terms and schedule or at all; the risk that certain closing conditions may not be timely satisfied or waived; the outcome of any legal proceedings that may be instituted against the Company and/or others relating to the transaction; the failure (or delay) to receive the required regulatory approvals relating to the transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock; the possibility that competing offers will be made; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; and the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; and the impact of the COVID-19 pandemic and its impact on the Company’s operations.

When considering forward-looking statements, investors should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the other reports that StoneMor files with the Securities and Exchange Commission, from time to time. Except as required under applicable law, StoneMor assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of May 24, 2022, by and among StoneMor Inc., Axar Cemetery Parent Corp., and Axar Cemetery Merger Corp.
99.1	Press Release dated May 25, 2022 (furnished herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The disclosure letter contemplated by this Agreement and the Exhibits to this Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to supplementally furnish to the SEC upon request any omitted disclosure letter or exhibit to the Agreement and Plan of Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2022	STONEMOR INC.
	By:	/s/ Jeffrey DiGiovanni
Jeffrey DiGiovanni
Senior Vice President and Chief Financial Officer